Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 4, 2016, except as to the second paragraph of Note 3, as to which the date is February 3, 2017, relating to the financial statement of Foundation Building Materials, Inc. as of October 27, 2016, appearing in the prospectus included in Registration Statement No. 333-215557.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, CA

February 14, 2017